EXHIBIT 23.5

Consent of Independent Accountants

We hereby consent to the use in this Amendment No. 1 to the registration statement on Form F-1 (File No. 333-166872) (the “Registration Statement”) of Seanergy Maritime Holdings Corp. of our report dated July 20, 2010 relating to the consolidated financial statements of Maritime Capital Shipping Limited, which appears in the Registration Statement. We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ PricewaterhouseCoopers

Hong Kong
July 20, 2010

SK 26979 0001 1116909